UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MICROS SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)
______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICROS SYSTEMS, INC.
7031 Columbia Gateway Drive
Columbia, Maryland 21046-2289

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 21, 2008

The Annual Meeting of Shareholders of MICROS Systems, Inc. will be held on Friday, November 21, 2008, at 11:00 a.m., at the MICROS corporate headquarters building, 7031 Columbia Gateway Drive, Columbia, Maryland, 21046. The items of business for the meeting are:

(1)
Election of six directors to hold office for one year terms and until their respective successors are duly elected and qualified (“Proposal 1”) (the Board of Directors recommends a vote FOR the election of the nominated directors);

(2)
Ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the 2009 fiscal year (“Proposal 2”) (the Board of Directors recommends a vote FOR this proposal);

(3)
Consideration of an amendment to the Company’s 1991 Stock Option Plan to authorize the issuance of an additional 1,200,000 shares of Common Stock under the plan (“Proposal 3”) (the Board of Directors recommends a vote FOR this proposal); and

(4)	Such other business as may properly come before the Annual Meeting.

The close of business on October 6, 2008, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

Finally, as the term for Mr. William S. Watson, a director of the Company since 2000, expires in November 2008, the Board of Directors, management and employees of the Company wish to acknowledge with gratitude and appreciation the deep industry domain expertise and common sense business approach Mr. Watson has provided to the Company over the past 8 years.  The Company wishes Mr. Watson well in his future endeavors.

By Order of the Board of Directors,

Columbia, Maryland	/s/	Thomas L. Patz
October 18, 2008		Thomas L. Patz, Executive Vice President,
Strategic Initiatives, General Counsel and Corporate Secretary

Whether or not you plan to be present in person at the annual meeting, please sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 21, 2008:

The proxy statement, form of proxy, and annual report (which includes consolidated financial statements) are also available to be read or downloaded from the following website: www.micros.com/InvestorRelates/ProxyAndAnnualReport/2008/.

MICROS SYSTEMS, INC.
7031 Columbia Gateway Drive
Columbia, Maryland 21046-2289

PROXY STATEMENT

Annual Meeting of Shareholders
November 21, 2008

VOTING RIGHTS AND PROXY SOLICITATION

This Proxy Statement is furnished to shareholders of MICROS Systems, Inc. (“MICROS” or the “Company”) in connection with the solicitation by MICROS’s Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held on Friday, November 21, 2008, at 11:00 a.m., at the MICROS corporate headquarters building, 7031 Columbia Gateway Drive, Columbia, Maryland, 21046, and at any adjournments or postponements of the meeting.

This Proxy Statement and the form of proxy and annual report are being mailed to shareholders beginning on or about October 21, 2008.

You can ensure that your shares are voted at the meeting by submitting your instructions by completing, signing, dating, and returning the proxy form in the envelope provided. Submitting your instructions or proxy by any of these methods will not affect your right to attend and vote at the meeting, although your presence at the Annual Meeting will not automatically revoke a previously submitted proxy. You are encouraged to submit proxies in advance of the meeting. A shareholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by delivering a subsequent proxy, or by filing with the Secretary of the Company a written notice of revocation.

If you execute and return the proxy to the Company in time to be voted at the Annual Meeting, then the shares represented by the proxy will be voted in accordance with the instructions marked on the proxy. Executed but unmarked proxies will be voted FOR the election of the nominees for directors and FOR proposals 2 and 3. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by those proxies on those matters in their discretion.

We bear the cost of solicitation of proxies in the enclosed form. In addition to our solicitation of proxies by mail, we (acting through our directors, officers, and other employees) may also solicit proxies personally or by telephone, e-mail, or fax. We will reimburse brokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting materials to beneficial owners of shares of MICROS Common Stock. We may retain a proxy solicitor if we determine that such action is appropriate.

Each share of Company Common Stock entitles the holder to one vote. There are no cumulative voting rights.

The close of business on October 6, 2008 has been fixed as the record date for determination of shareholders entitled to vote at the meeting. On that date, 80,628,632 shares of Common Stock were outstanding. The presence in person or by proxy of shareholders holding of record a majority of all votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a bank, broker, or other holder of record does not vote on a particular proposal because that holder does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner. If there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned to permit the further solicitation of proxies.

A plurality of all votes cast at the meeting is required for the election of directors. This means that the six individuals who receive the highest number of votes cast will be elected as directors. A majority of all votes cast at the meeting is required for the adoption of each of Proposal 2 and Proposal 3. Abstentions and broker non-votes are not counted for purposes of voting on Proposals 2 and 3.

The Company has filed an Annual Report on Form 10-K for its fiscal year ended June 30, 2008, with the U.S. Securities and Exchange Commission (“SEC”). Shareholders may obtain, free of charge, a copy of the Annual Report on Form 10-K by writing to the Corporate Secretary at the Company’s address set forth above. Our Annual Report on Form 10-K is also available from the SEC website, www.sec.gov, or through the Company’s website www.micros.com. The information on our website is not incorporated into and is not a part of the Proxy Statement or the Annual Report.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with SEC regulations, and means voting or investment power with regard to shares of Company Common Stock.  For purposes of the table below, the number of shares beneficially owned by a person includes shares of the Company’s Common Stock subject to options held by that person that are currently exercisable or that will be exercisable within 60 days of August 31, 2008. The shares issuable upon exercise of these options are deemed outstanding for purposes of computing the percentage ownership of the person holding these options but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

The following table lists the number of shares of the Company’s Common Stock beneficially owned as of August 31, 2008, unless otherwise noted, by (1) all shareholders known by the Company to beneficially own more than five percent of the Company’s outstanding Common Stock, (2) each of the Directors, (3) each executive officer of the Company named in the Summary Compensation Table that is included in the “Executive Compensation” section of this proxy statement, and (4) all Directors and executive officers of the Company as a group:

	Number of Shares
	of Common Stock
	Beneficially
	Owned as of		Percent of
Individual or Group	August 31, 2008 (1)		Class

A. L. Giannopoulos	570,000	(2)	Less than 1%
Chairman of the Board, President and Chief Executive Officer
Louis M. Brown, Jr.	502,704	(3)	Less than 1%
Vice Chairman of the Board
B. Gary Dando	6,000	(4)	Less than 1%
Director
John G. Puente	52,000	(5)	Less than 1%
Director
Dwight S. Taylor	6,550		Less than 1%
Director
William S. Watson	4,400		Less than 1%
Director
F. Suzanne Jenniches	15,288		Less than 1%
Nominee for Director
Bernard Jammet	183,864	(6)	Less than 1%
Executive Vice President, Latin American Region
Gary C. Kaufman	198,251	(7)	Less than 1%
Executive Vice President, Finance and Administration and Chief Financial Officer
Jennifer Kurdle	60,844	(8)	Less than 1%
Executive Vice President, Chief Administrative Officer
Thomas L. Patz	277,503	(9)	Less than 1%
Executive Vice President, Strategic Initiatives, General Counsel and Corporate Secretary

Directors and Executive Officers as a group (12 persons)	2,414,807	(10)	2.9%

Neuberger Berman Inc. 605 Third Avenue, New York, NY 10158	5,946,092	(11)	7.4%

Barclays Global Investors, NA. 45 Fremont Street, San Francisco, CA 94105	4,386,588	(12)	5.4%

Columbia Wanger Asset Management, L.P 227 West Monroe, Suite 3000, Chicago, IL 60606	4,460,710	(13)	5.5%

(1)
Information with respect to beneficial ownership is based on information furnished to the Company by the beneficial owner. Unless otherwise noted, the beneficial owner has sole voting and sole investing power with respect to the listed shares.

(2)	Includes options to purchase 520,000 shares that are currently exercisable.
(3)	Includes options to purchase 212,440 shares that are currently exercisable.
(4)	Includes 4,000 shares of Common Stock jointly owned with his wife and 2,000 shares of Common Stock held by his wife, with respect to which Mr. Dando has investment power.
(5)	Does not include 4,000 shares of Common Stock held by Mr. Puente’s wife, with respect to which Mr. Puente disclaims any beneficial ownership.
(6)
Includes options to purchase 170,000 shares currently exercisable or exercisable within 60 days. Does not include 8,000 shares of Common Stock held by Mr. Jammet’s mother, with respect to which Mr. Jammet disclaims any beneficial ownership.

(7)	Includes options to purchase 149,999 shares currently exercisable or exercisable within 60 days.
(8)	Includes options to purchase 60,000 shares currently exercisable or exercisable within 60 days.
(9)	Includes options to purchase 231,651 shares currently exercisable or exercisable within 60 days.
(10)	Includes options to purchase 1,872,089 shares currently exercisable or exercisable within 60 days.
(11)
The information in the table is as of December 31, 2007. The amounts of shares stated in the table above and in this footnote have been adjusted for the subsequent stock split. Neuberger Berman Inc. owns Neuberger Berman LLC and Neuberger Berman Management Inc., Neuberger Berman LLC, and Neuberger Berman Management Inc. are, respectively, a sub-adviser and investment manager of various Neuberger Berman mutual funds. Neuberger Berman LLC also has shared investment power and in some cases sole voting power over securities of unrelated clients. Of the shares listed in the table, Neuberger Berman Inc. and Neuberger Berman LLC have sole voting power with respect to 70,914 shares, shared voting power (with Neuberger Berman Management Inc.) with respect to 5,003,182 shares and shared investment power with respect to 5,946,092 shares (which investment power, as to 5,003,182 shares is shared with Neuberger Berman Management Inc.) The information in this footnote is derived from Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2008 by Neuberger Berman Inc., Neuberger Berman LLC, Neuberger Berman Management Inc. and Neuberger Berman Equity Funds.

(12)
The information in the table is as of December 31, 2007. The amounts of shares stated in the table above and in this footnote have been adjusted for the subsequent stock split. Of the shares listed in the table, Barclays Global Investors, NA., Barclays Global Fund Advisors and Barclays Global Investors, Ltd., respectively have sole voting power with respect to 1,793,184 shares; 2,509,522 shares; 83,882 shares, respectively. The information in this footnote is derived from Schedule 13G filed with the Securities and Exchange Commission on February 5, 2008 by Barclays Global Investors, NA.

(13)
The information in the table is as of December 31, 2007. The amounts of shares stated in the table above and in this footnote have been adjusted for the subsequent stock split. The information in this footnote is derived from Schedule 13G filed with the Securities and Exchange Commission on January 28, 2008 by Columbia Wanger Asset Management LP.

ELECTION OF DIRECTORS
(PROPOSAL 1)

Six Directors are to be elected at the Annual Meeting, each to hold office until the 2009 Annual Meeting of Shareholders and until his successor is elected and qualified. Unless authority to vote is expressly withheld, the persons named in the form of proxy will vote the shares represented by each properly executed proxy for the election of the Director nominees listed below. Management believes that each of the nominees will serve if elected as Directors. If for any reason any of the nominees are unable or unwilling to serve, the proxies will be voted for a substitute nominee designated by the Board of Directors, unless the Board of Directors decides to reduce the size of the Board.

We strongly encourage members of the Board of Directors to attend each Annual Meeting. All members of the Board of Directors attended last year’s Annual Meeting (held on November 16, 2007), and all currently intend to attend the 2008 Annual Meeting.

Information as to Nominees

The following table sets forth information regarding nominees for election as Directors:

Nominees for Directors	Age	Director Since	Position Held in MICROS
A. L. Giannopoulos	68	1992	Chairman, President, and Chief Executive Officer
Louis M. Brown, Jr.	65	1977	Vice Chairman of the Board
B. Gary Dando	66	2003	Director
F. Suzanne Jenniches	60	N/A	Director
John G. Puente	78	1996	Director
Dwight S. Taylor	63	1997	Director

Please note that the slate of Board members has remained the same as last year, other than F. Suzanne Jenniches, who has been nominated to replace William S. Watson.

The following are the brief biographical descriptions of the nominees for election as Directors:

A. L. Giannopoulos, 68, has been the Company’s President and Chief Executive Officer of the Company since May 1993, and the Company’s Chairman of the Board since April 2001. He has been a Director of the Company since March 1992. Before joining MICROS in 1992, Mr. Giannopoulos served in a variety of positions for Westinghouse, most recently as General Manager of the Westinghouse Information and Security Systems Divisions. Mr. Giannopoulos is a graduate of Lamar University with a Bachelor of Science degree in Electrical Engineering.

Louis M. Brown, Jr., 65, has been a Director of the Company since 1977.  Mr. Brown held the position of President and Chief Executive Officer of the Company from January 1986 until his appointment as Chairman of the Board in January 1987.  In April 2001, Mr. Brown tendered his resignation as Chairman, and was appointed Vice Chairman.  He currently also serves as Chairman of Precision Auto Care, Inc., and as President and a director of IDEAS, Inc. He is a graduate of the Johns Hopkins University (B.E.S.-E.E.).

B. Gary Dando, 66, has been a Director of the Company since November 2003.  Mr. Dando worked for Ernst & Young LLP for 37 years, the last 25 of which as a partner, until his retirement in June 2001. Additionally, Mr. Dando is currently a member of the Board of Trustees, University System of Maryland Foundation, Inc., and from July 2001 to June 2007 the University of Maryland College Park Foundation, where he was a member of the Budget and Audit Committee.  Mr. Dando is a 1964 graduate of the University of Maryland, with a Bachelor of Science degree in Accounting.

F. Suzanne Jenniches, 60, is currently Vice President and General Manager of Northrop Grumman Government Systems Division in Linthicum, Maryland. The Division designs and develops advanced electro-mechanical and networking systems for both government and commercial applications and includes the businesses for Postal Automation Systems; International Air Defense and Command and Control Infrastructure Systems; and Homeland Defense. In addition, she is responsible for the Division’s operational sites in Belgium, France, the Middle East and North Africa. She leads the Northrop Grumman Electronic System Sector's International Campaign Council, an internal business strategy and coordination Council, and Diversity and Inclusion Council. She is past president of the National Society of Women Engineers and served as a Member of the United States Army Science Board from 1999 to 2005. Ms. Jenniches is a graduate of Clarion College and holds a Masters degree in Environmental Engineering from the Johns Hopkins University. Ms. Jenniches previously served on the MICROS Board of Directors from October 1996 to November 2003.

John G. Puente, 78, has been a Director of the Company since May 1996. Mr. Puente is also currently on the Board of Directors of Primus Telecommunications, and is currently Chairman of the Board of Trustees of Capitol College. Previously, Mr. Puente has served as Chairman of Telogy Networks, Inc., Chairman and Chief Executive Officer of Orion Network Systems, and Vice Chairman of M/A-Com.  He was also a founder and Chairman of Digital Communications Corporation (now Hughes Network Systems) and SouthernNet.  Mr. Puente is a graduate of Polytechnic Institute of New York, and holds a Masters degree from Stevens Institute of Technology.

Dwight S. Taylor, 63, has been a Director of the Company since 1997.  Mr. Taylor currently also serves on the Trustee Boards of the Baltimore Polytechnic Institute Foundation, Capitol College, and Lincoln University, and sits on the Board of Directors of T. Rowe Price Group, Inc. Since 1999, Mr. Taylor has served as President of COPT Development & Construction Services, LLC, a subsidiary of Corporate Offices Properties Trust, a publicly held real estate investment trust.  From 1984 to 1998, Mr. Taylor was employed by Constellation Real Estate, Inc. as Senior Vice President.  Mr. Taylor is also past President of the Maryland Chapter of the National Association of Industrial and Office Properties (“NAIOP”), and is a member of the NAIOP National Board. Mr. Taylor is a 1968 graduate of Lincoln University with a Bachelor of Arts degree in Economics.

The Board of Directors recommends a vote FOR election of the six nominees as Directors.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Other Corporate Governance Documents

Our Corporate Governance Guidelines, including board membership criteria and guidelines for board meetings, board committees, succession planning, and other matters, are available at www.micros.com/companyinformation/investorrelations/corporategovernance. Also available at that web address are the charters of the Audit Committee, the Compensation Committee, and the Nominating Committee, as well as our Code of Ethics and Business Practices.

Board Meetings and Director Attendance

During the fiscal year ended June 30, 2008, the Board of Directors held four meetings. Each incumbent Director attended at least 75% of the total number of meetings of the Board of Directors and meetings of committees of the Board of Directors of which he was a member.

Director Independence

The Board of Directors has determined that each of B. Gary Dando, John G. Puente, Dwight S. Taylor is an independent director within the meaning of the rules of the NASDAQ Stock Market. The Board also determined that William S. Watson was an independent director within the meaning of the rules of the NASDAQ Stock Market, and that F. Suzanne Jenniches, if elected, will be an independent director within the meaning of the rules of the NASDAQ Stock Market. In addition, the Board has determined that each of the members of the three Board committees is also independent within the meaning of the rules of the NASDAQ Stock Market, including additional requirements relating to Audit Committee members.

Audit Committee

During the fiscal year ended June 30, 2008, the Audit Committee of the Board of Directors was comprised of Mr. Dando, who is the Audit Committee chairman, and Messrs. Puente and Watson. The Board of Directors has determined that Mr. Dando is an “audit committee financial expert” as that term is defined in SEC regulations. The Audit Committee met four times during the fiscal year ended June 30, 2008. The Audit Committee is responsible for reviewing our financial reporting functions and financial information provided to shareholders and others, and internal control over financial reporting. In addition, the Audit Committee (subject to shareholder ratification) selects the firm to be engaged as our independent registered public accounting firm, and reviews and approves the firm’s performance of accounting services and other permissible non-audit services. The Audit Committee also has oversight responsibility for our internal audit function. The Audit Committee has a charter that defines its roles and responsibilities, which is available on our website at the url provided above.

Compensation Committee

During the fiscal year ended June 30, 2008, the Compensation Committee of the Board of Directors was comprised of Mr. Puente, who is the Compensation Committee chairman, and Messrs. Taylor and Watson. The Compensation Committee met three times in the fiscal year ended June 30, 2008. The Compensation Committee is responsible for analyzing and approving, among other things, executive compensation, including executive bonuses, and the issuance of stock options under the 1991 Stock Option Plan. The Compensation Committee has a charter that is available on our website at the url listed above.

Nominating Committee

During the fiscal year ended June 30, 2008, the Nominating Committee of the Board of Directors was comprised of Messrs. Taylor and Watson. The Nominating Committee is responsible for identifying and interviewing individuals who may be qualified to serve as new Board members. Our Corporate Governance Guidelines provide that, in recommending the appropriate skills and characteristics required of Board members, the Nominating Committee’s assessment should include considerations of relevant experience, intelligence, independence, commitment, compatibility with the Chief Executive Officer and the Board culture, prominence, diversity, age, and other factors deemed relevant. The Nominating Committee will also consider recommendations for Director candidates from shareholders. Shareholder recommendations of candidates should be submitted in writing to: MICROS Systems, Inc., 7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289, Attention: Corporate Secretary. To enable consideration of the candidate in connection with our 2009 Annual Meeting, a shareholder must have submitted the following information by June 19, 2009: (i) the name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission; (ii) information about the relationship between the candidate and the recommending shareholder; (iii) the consent of the candidate to serve as a Director; and (iv) proof of the number of shares of our common stock that the recommending shareholder owns and the length of time the shares have been owned. In considering any candidate proposed by a shareholder, the Nominating Committee will reach its conclusion based on the same criteria as are applied to other candidates. The Committee may seek additional information regarding the candidate. After full consideration, the shareholder proponent will be notified of the decision of the Committee. The Nominating Committee has a charter that is available on our website at the url listed above.

The Nominating Committee did not convene any formal meetings in fiscal year 2008. However, our independent directors recommended, for the Board of Directors' selection, the nominees listed in this proxy statement.

Correspondence to the Board

Shareholders may send correspondence to the Board of Directors or to any individual Director at the following address: MICROS Systems, Inc., 7031 Columbia Gateway Drive, Columbia, Maryland 21046, Attention: Corporate Secretary. The communication should indicate that the sender is a shareholder. The Corporate Secretary will review and log all communications. Based on procedures approved by the Board of Directors, the Corporate Secretary will retain and not send to Directors communications that are purely promotional or commercial in nature or that address topics that clearly are unrelated to Director responsibilities. All other communications will be delivered to the appropriate Directors.

Code of Ethics and Business Practices

We have a Code of Ethics and Business Practices, which applies to all directors, officers, and U.S.-based employees (foreign employees are subject to similar codes that have some variations designed to address local law). Among other things, the Code of Ethics and Business Practices is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely, and understandable disclosure in periodic reports we are required to file; and to promote compliance with applicable governmental laws, rules and regulations. The code of Ethics and Business Practices provides for the prompt internal reporting of violations of the Code to an appropriate person identified in the Code and contains provisions regarding accountability for adherence to the Code.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we discuss the compensation provided to our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers. We refer to these officers as our “named executive officers.”

INTRODUCTION

Our compensation programs are designed to fairly compensate our executive officers and enable us to attract and retain highly qualified managers. The Compensation Committee determines the compensation to be paid to our executive officers, and its determination is based on its evaluation of the individual performance of our executive officers, the financial results achieved by the business units that they manage, and our overall financial results for the period. In most respects, the process used by the Compensation Committee is qualitative rather than quantitative. Except with regard to certain elements of our annual incentive bonus payout, the Compensation Committee does not use quantitative measures in determining compensation levels.

We did not use the services of a compensation consultant in fiscal year 2008. We subscribe to various compensation surveys (including Culpepper and Associates, Business and Legal Reports, and various online surveys) and from time to time we consider other publicly available compensation information such as the proxy statements of other publicly-traded companies. However, these surveys are used only as a point of reference by the Compensation Committee; in making its compensation determinations, the Compensation Committee does not benchmark the executive compensation of other companies’ executives.

FISCAL YEAR 2008 COMPENSATION

As described below, the principal elements of fiscal year 2008 compensation for our named executive officers were base salary, annual bonus, and long-term incentives in the form of stock options.

Base Salary

We determine salary increases for our executive officers, including our named executive officers, based on three discrete objectives: rewarding individual performance, protecting against inflation, and retaining our executive officers. Accordingly, the Compensation Committee considers overall corporate performance and, for those executives with management responsibility for particular business units, the financial results for those business units. The Compensation Committee also generally considers the impact of increases in the cost of living. The Compensation Committee does not use a mathematical formula to determine increases, but makes a qualitative assessment in consultation with Mr. Giannopoulos. Mr. Giannopoulos’ salary is mandated by the terms of his employment agreement.

For fiscal 2008, the Compensation Committee authorized the following salary increases:

Name	Salary Increase (%)	Fiscal 2008 Annual Base Salary ($)
A. L. Giannopoulos	33.3 (contractually provided)	2,000,000
Gary C. Kaufman	5.0	798,000
Thomas L. Patz	5.0	650,000
Jennifer Kurdle	10.0	341,000
Bernard Jammet	5.2	382,000

Bonus

We pay incentive bonuses to the named executive officers. The objective of the incentive bonuses is to provide additional motivation and reward to the named executive officers to improve performance on a company-wide or business-unit-wide basis, as appropriate, thereby enhancing the prospects for increased shareholder return.

Before the commencement of each fiscal year, the Compensation Committee establishes target bonuses for each of the named executive officers (other than for Mr. Giannopoulos, whose $800,000 target bonus was stipulated in his employment agreement), based on the named executive officer’s position and responsibilities. In fiscal year 2008, the target bonuses ranged from 50 to 100 percent of the base salary of the named executive officers. The Compensation Committee did not determine the amount of the target bonuses on the basis of any arithmetic formula.

As described more fully below, the annual incentive bonuses for Messrs. Giannopoulos, Kaufman and Patz were based on the extent to which our actual fiscal year 2008 revenues and income before taxes exceeded our budget. We selected revenues as a performance measure for our incentive bonuses because we believe revenue growth is a principal indicator of our ability to compete effectively, increase market share, and realize economies of scale that can enhance margins. We selected income before taxes as the other performance measure because we believe that it provides a fundamental, “bottom line” indication of executive performance. We use income before taxes, rather than after-tax income, because tax rate fluctuations often are related to factors that are out of control of management, and we believe that bonus awards should not be affected positively or negatively by these fluctuations. For fiscal 2008, our budgeted revenue and income before taxes amounts were $910,000,000 and $164,684,000, respectively.

In computing the bonus payout, we multiply one-half of the target bonus by a percentage computed by dividing actual revenue by budgeted revenue, and the remaining one-half of the target bonus is computed by multiplying it by a percentage computed by dividing actual income before taxes by budgeted income before taxes, in each case only if the percentage is at least 100 percent. In other words, if we do not achieve budgeted revenue or budgeted income before taxes, no bonus is paid with respect to the relevant measure. In fiscal year 2008, our actual revenues were 104.86 percent of budgeted revenues, and our actual income before taxes was 104.18 percent of budgeted income before taxes. Accordingly, the incentive bonus amounts to which Messrs. Giannopoulos, Kaufman and Patz were entitled equaled 104.52 percent of their respective target bonuses.

For Mr. Jammet and Ms. Kurdle, we used a similar methodology, but applied the revenues and income before taxes measures to their respective business units: for Mr. Jammet, the Latin America region; for Ms. Kurdle, the Leisure and Entertainment Business Unit (which is the business unit that she managed during fiscal year 2008, before her appointment, effective as of July 1, 2008, as Chief Administrative Officer). The reasons for selecting these measures for Mr. Jammet’s and Ms. Kurdle’s business unit were essentially similar to those described above with respect to Messrs. Giannopoulos, Kaufman and Patz.

The Compensation Committee has the discretion to reduce the incentive bonuses calculated pursuant to the measures described above, but did not exercise this discretion in fiscal 2008.

We sometimes supplement the bonuses payable in accordance with the methodology described above with additional discretionary bonuses. For fiscal year 2008, the Compensation Committee awarded each of the named executive officers additional discretionary bonuses in recognition of our strong performance for the 2008 fiscal year, noting particularly that our operating profit on a consolidated basis after accrual of all discretionary bonuses exceeded our internally-set expectations. The Compensation Committee also considered worldwide growth rates and new customer contract signings.

The following table provides information regarding our bonus payments in fiscal 2008:

Name	Target Bonus Based on Budgeted Measures ($)	Target Bonus as a Percentage of Salary (%)	Bonus Paid Based on Performance Related to Budgeted Measures ($)	Total Bonus ($)
A. L. Giannopoulos	800,000	40.0	836,160	1,540,680
Gary C. Kaufman	798,000	100.0	834,070	998,000
Thomas L. Patz	650,000	100.0	679,380	850,000
Jennifer Kurdle	341,000	100.0	476,479	476,479
Bernard Jammet	385,000	100.0	95,550	175,000

Stock Options

Stock options are directly linked to shareholder value, since the value of stock options is dependent on increases in the market price of our stock. The principal objective of our stock option grants accordingly is to align the interests of our executives to our shareholders. In addition, our stock option awards are designed to serve as an incentive to continued employment, since they typically vest over a period of three years.

The Compensation Committee’s grant of stock options in fiscal year 2008 was not based on objective or mathematical criteria. Mr. Giannopoulos recommended to the Committee the number of shares underlying stock options to be granted to employees, including the named executive officers. He recommended that the named executive officers with company-wide authority, namely Messrs. Kaufman and Patz, each be granted options to purchase 160,000 shares; he further recommended that Ms. Kurdle and Mr. Jammet, each of whom have responsibility over particular business units, receive a grant of 80,000 shares and 40,000, respectively. The principal factors underlying the recommendations included our overall financial performance, the responsibilities and performance of each named executive officer, and an evaluation of the strategic assignments on which the named executive actively works. The factors were not weighted, and the number of shares underlying granted options was not based on any arithmetic formula. For fiscal year 2008, the Compensation Committee approved the recommendations made by Mr. Giannopoulos, and further directed the Company to grant to Mr. Giannopoulos options to purchase 240,000 shares. This was the first grant of options to Mr. Giannopoulos since 2004.

The number of shares underlying stock options granted to the named executive officers are set forth below in the Grants of Plan Based Awards table under the column heading, “All Other Option Awards: Number of Securities Underlying Options.” For additional information regarding stock option terms, see the narrative accompanying the Grants of Plan Based Awards table. The dollar amounts shown in the Summary Compensation Table generally reflect the dollar amounts recognized for financial statement purposes. Therefore, it includes amounts with respect to only a portion of the stock options granted in fiscal years 2008 and 2007, while also including amounts from earlier option grants. See the footnotes to the Summary Compensation Table for further information.

Other

We do not provide perquisites or personal benefits to the named executive officers other than standard health benefits available to all employees. For example, we do not offer to the named executive officers any reimbursement for financial services, air travel (other than reimbursement for business travel), country club memberships, or car allowances.

STOCK OPTION GRANT PRACTICES

While the Compensation Committee generally makes decisions regarding the grant of options throughout the year, it limits the effective dates of any grant to the next succeeding “authorized grant date.” There are five authorized grant dates each year: (i) the day of the annual meeting of stockholders; (ii) the third business day after the public release of the quarterly earnings for the quarter ending March 31; (iii) the third business day after the public release of the annual earnings for the fiscal year ending June 30; (iv) the third business day after the public release of the quarterly earnings for the quarter ending September 30; and (v) the third business day after the public release of the quarterly earnings for the quarter ending December 31. We believe that our stock option grant practices are appropriate and eliminate any questions regarding “timing” of grants in anticipation of material events.

RETIREMENT AND OTHER POST-EMPLOYMENT PLANS AND AGREEMENTS

We provide retirement benefits to all named executive officers under our 401(k) Retirement Plan. Additionally, Mr. Giannopoulos is entitled to benefits under our Supplemental Executive Retirement Plan. Further, some of the named executive officers have provisions in their employment agreements that provide severance benefits upon certain types of employment termination events. These plans and agreements have been designed to be a part of a competitive compensation package, and have been amended from time to time.

The MICROS Systems Inc. 401(k) Retirement Plan – This plan is a tax-qualified defined contribution plan available to all of our employees. All of the named executive officers participate in this plan. Under the plan, an employee may contribute, subject to Internal Revenue Code limitations (which, among other things, limited annual contributions in 2008 to $15,500), up to a maximum of 100 percent of his or her eligible compensation on a pre-tax basis. The plan does not permit after-tax contributions. We provide matching contributions targeted at 50 percent of the first 5 percent of eligible compensation contributed by the employee. Amounts credited to an employee’s account in the plan may be invested among a number of funds. MICROS Systems, Inc. common stock is not currently offered as an investment. A participant’s account is adjusted to reflect the rate of return, positive or negative, of the investment.

Supplemental Executive Retirement Plan (“SERP”)– In November 2004, we adopted the SERP, which is a defined benefit plan that provides ten annual payments, each equal to a percentage of the participant’s annual salary, at the time of the participant’s retirement or earlier death. While initially all of the named executive officers participated in the SERP, the Compensation Committee in June 2008 decided to eliminate the benefits for all participants other than those who were already vested as of June 30, 2008. Accordingly, the twelve participants who were not vested as of that date were removed from the SERP; the two participants who were vested as of that date (by virtue of their being 62 or older) will continue to participate. Mr. Giannopoulos is the only named executive officer who continues to participate in the SERP. The percentage of salary subject to the annual payment ranges from 18 percent to 30 percent depending on the age of the participant at the time of retirement or death. See the narrative accompanying the Nonqualified Deferred Compensation table for further information.

Change of Control and Severance Provisions in Employment Agreements with Messrs. Giannopoulos, Kaufman and Patz and Ms. Kurdle– Our employment agreements with Messrs. Giannopoulos, Kaufman and Patz and Ms. Kurdle each provide for payments upon termination by MICROS other than for “good cause” and upon a termination by the executive for “good reason.” Additionally, the employment agreements with Messrs. Giannopoulos, Kaufman and Patz each provide for payments upon termination following a “change of control.” Mr. Giannopoulos’ agreement differs from Messrs. Kaufman’s and Patz’s with respect to the scope of the payments and the definition of “change of control.” See “Potential Payments upon Termination” below for additional information. We included the change of control payment provisions to provide some financial security to the executives, which we believe should enhance management stability during a period where there may be uncertainty associated with a change of control. These change of control arrangements also are designed to assure that the covered executives consider fully and support, if appropriate, any proposed corporate transactions involving a change of control that may be in the best interests of our shareholders. The termination payment provisions also provide clear statements of the rights of the executive officers, and protect against a change in employment and other terms that would be unfavorable to the executive officer.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and its three other highest paid executive officers, other than the chief financial officer, unless certain conditions are met. To the extent feasible, we structure executive compensation to preserve deductibility for federal income tax purposes. In this regard, our stock option plan is designed to preserve, to the extent otherwise available, the deductibility of income realized upon the exercise of stock options. However, the availability of tax deductions is not a factor that the Compensation Committee considers in determining the amounts or types of compensation offered.

ROLE OF CHIEF EXECUTIVE OFFER IN COMPENSATION DETERMINATIONS

As noted above, in connection with fiscal year 2008 compensation for executive officers, Mr. Giannopoulos provided recommendations to the Compensation Committee; however, Mr. Giannopoulos did not make recommendations as to his own compensation, as his compensation is contractually provided. While the Compensation Committee used this information and valued Mr. Giannopoulos’ recommendations, the Compensation Committee made the ultimate decisions regarding executive compensation.

COMPENSATION COMMITTEE REPORT

The Company’s Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on its review and discussions, the Compensation Committee has recommended to the Company’s Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

JOHN G. PUENTE (Chairman)
DWIGHT S. TAYLOR and WILLIAM S. WATSON
Members of the Compensation Committee

Summary Compensation Table (Fiscal 2008)

The following table provides information on the compensation paid to each of the five named executive officers during fiscal years 2008 and 2007.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non- Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings ($)(2)	All Other Compen-sation ($)(3)	Total ($)

A. L. Giannopoulos	2008	2,000,000	1,540,680	N/A	3,180,036	0	199,620	5,500	6,925,848
Chairman,	2007	1,500,000	1,125,270	N/A	0	0	1,197,486	5,500	3,828,256
President and
Chief Executive
Officer

Gary C. Kaufman	2008	798,000	998,000	N/A	1,748,724	0	0	5,500	3,550,224
Executive Vice	2007	760,000	643,718	N/A	1,553,431	0	192,169	5,500	3,154,818
President, Finance
and Administration
and Chief
Financial Officer

Thomas L. Patz	2008	650,000	850,000	N/A	1,727,380	0	0	5,500	3,232,880
Executive Vice	2007	619,000	571,191	N/A	1,470,103	0	48,339	6,902	2,715,535
President, Strategic
Initiatives, General
Counsel and
Corporate Secretary

Jennifer Kurdle	2008	341,000	476,479	N/A	810,666	0	0	7,125	1,635,270
Executive Vice	2007	310,000	212,347	N/A	784,777	0	14,325	5,863	1,327,312
President, Chief
Administrative
Officer

Bernard Jammet	2008	382,000	175,000	N/A	499,217	0	0	5,738	1,061,955
Executive Vice	2007	363,000	200,739	N/A	466,988	0	38,720	5,912	1,075,359
President, Latin
American Region

(1)
This column represents the dollar amount recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with Statement of Financial Accounting Standards No. 123 (revised) (“SFAS 123R”) for the stock options granted to each of the named executive officers but in accordance with SEC regulations, without giving effect to estimated forfeitures related to service-based vesting conditions. For additional information on the assumptions underlying the valuation of these awards, see Note 2 of the Company’s financial statements in the Form 10-K for the fiscal year ended June 30, 2008, as filed with the SEC.

(2)
In accordance with SEC regulations, this column does not reflect the effective decrease in actuarial value of the Supplemental Executive Retirement Plan. As discussed above under “Compensation Discussion and Analysis – Retirement and other Post-Employment Plans and Agreements – Supplemental Executive Retirement Plan,” the Compensation Committee in June 2008 eliminated the benefits of all participants other than those who were already vested as of June 30, 2008; accordingly, Mr. Kaufman, Mr. Patz, Mr. Jammet, and Ms. Kurdle no longer participate in the SERP.

(3)	Represents our contributions to the 401(k) savings plan for the named executive officers.

Each of Messrs. Giannopoulos, Kaufman, and Patz and Ms. Kurdle has an employment agreement. Under Mr. Giannopoulos’ employment agreement, which, as amended, is in effect until June 30, 2011, Mr. Giannopoulos is entitled to receive a base salary of $2,000,000 and has a target bonus set at $800,000 during fiscal year 2008, and a target bonus of $900,000 during fiscal years 2009 through 2011.

Mr. Kaufman’s, Mr. Patz’s and Ms. Kurdle’s employment agreements are in effect until September 30, 2011. Thereafter, the agreements renew each year for additional one-year periods, unless either party elects to terminate the agreement in accordance with its provisions. While the agreements do not specify an annual salary or a target bonus for fiscal year 2008 or any subsequent year, the agreements provide that each named executive officer’s respective salary and bonus cannot be reduced. Subject to this limitation, the determination of salary and target bonus each year for Mr. Kaufman, Mr. Patz, and Ms. Kurdle is left to the discretion of the Compensation Committee.

See “Potential Payments upon Termination” for information regarding provisions of the employment agreements applicable to specified events of termination.

Grants of Plan-Based Awards (Fiscal 2008)

The following table provides information regarding stock options awarded to the named executive officers during fiscal year 2008.

Name	Grant date	All Other Option Awards (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

A. L. Giannopoulos	11/16/07	240,000	35.28	3,180,036
Gary C. Kaufman	11/16/07	160,000	35.28	2,184,568
Thomas L. Patz	11/16/07	160,000	35.28	2,184,568
Jennifer Kurdle	11/16/07	80,000	35.28	1,092,284
Bernard Jammet	11/16/07	40,000	35.28	546,142

Except as noted below, the terms of the stock options awarded to each named executive officer, including vesting provisions and the determination of the exercise price are as provided generally in our stock option plan. Accordingly, vesting of all stock options occurs over a three-year period commencing on the date of grant (except for Mr. Giannopoulos, because his employment agreement specifies vesting of options over a one-year period). The exercise price is determined on the date of grant, by the closing price of our stock on the NASDAQ market on that date.

Mr. Giannopoulos’s employment agreement provides that, at his retirement, any options that had not yet vested at that time will vest immediately. Further, even after his termination of employment, whether because of retirement, disability or death, his options will remain exercisable by either him or his estate, as the case may be, until the tenth anniversary of the grant date.

Outstanding Equity Awards at Fiscal 2008 Year End

The following table provides information concerning all of the unexercised stock options held by the named executive officers as of June 30, 2008. The vesting schedule for each outstanding award is shown following this table, based on the option award grant date.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
A. L. Giannopoulos	280,000	0	16.68	11/18/14
	240,000	0	35.28	11/15/17
	520,000	0

Gary C. Kaufman	106,666	53,334	23.71	11/17/15
	43,333	86,667	25.91	11/16/16
	0	160,000	35.28	11/15/17
	149,999	300,001

Thomas L. Patz	81,652	0	16.68	11/18/14
	106,666	53,334	23.71	11/17/15
	43,333	86,667	25.91	11/16/16
	0	160,000	35.28	11/15/17
	231,651	300,001

Jennifer Kurdle	40,000	20,000	23.71	11/17/15
	20,000	40,000	25.91	11/16/16
	0	80,000	35.28	11/15/17
	60,000	140,000

Bernard Jammet	80,000	0	10.52	11/20/13
	40,000	0	16.68	11/18/14
	40,000	20,000	23.71	11/17/15
	10,000	20,000	25.91	11/16/16
	0	40,000	35.28	11/15/17
	170,000	80,000

(1)
Under the terms of the 1991 Stock Option Plan, all options, including unvested options, are exercisable for 30 days prior to the termination of the Plan as a result of our dissolution or liquidation or upon a reorganization, merger or consolidation in which we are not the surviving corporation, or upon the sale of substantially all of our property to another corporation. Acceleration of the unvested options in the event of a change in control, as defined, is also provided in the individual option agreements with Messrs Kaufman and Patz. See “Potential Payments upon Termination” for additional information.

Option Awards Vesting Schedule

Grant Date	Expiration Date	Vesting Schedule
11/19/2004 and earlier	Ten years from the date of grant	Fully Vested as of three years from the date of grant.
11/18/2005	11/17/2015	1/3 vests each year for three years from date of grant (2006 – 2008)
11/17/2006	11/16/2016	1/3 vests each year for three years from date of grant (2007 – 2009)
11/16/2007	11/15/2017	1/3 vests each year for three years from date of grant (2008 – 2010)

Option Exercises and Stock Vested (Fiscal 2008)

The following table provides information concerning stock options that were exercised during fiscal year 2008 by the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
A. L. Giannopoulos	280,000	5,365,951
Gary C. Kaufman	189,504	3,189,728
Thomas L. Patz	165,996	3,479,600
Jennifer Kurdle	120,000	2,151,776
Bernard Jammet	64,100	1,848,442

(1)	Determined based on the market price of our Common Stock on the exercise date less the option exercise price paid for those shares.

Pension Benefits (Fiscal 2008)

Mr. Giannopoulos is the only named executive officer who participates in the SERP. In June 2008, the Company eliminated the benefits of all participants other than those who were already vested as of June 30, 2008; accordingly, Mr. Kaufman, Mr. Patz, Mr. Jammet, and Ms. Kurdle no longer participate in the SERP.

Under the SERP, participants who are vested (or their designated beneficiaries upon death) will receive 10 annual payments over nine years commencing 6 months after the earlier of death or retirement on or after age 62. A participant becomes vested after completing eight years of service and then upon the first to occur of: (i) the participant attaining age 62 (provided the person is employed by us on his or her 62nd birthday); or (ii) a change in control of MICROS (which, under the SERP, is generally deemed to occur if a person acquires 50% or more of our outstanding shares of common stock or the combined voting power of our securities entitled to vote generally in the election of directors, or upon the occurrence of other specified corporate transactions immediately after which persons who hold 50% or more of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity did not hold our common stock before the transaction); or (iii) the participant dies before attaining age 62.

The value of benefits under the SERP is not based on years of service. Rather, it is determined based on the (1) participant’s age at retirement or at death (as applicable), and (2) the base salary received by the participant during the 12 months immediately preceding his or her retirement or death. The annual benefit rates are as follows:

Benefit Rate
18%	Participant’s retirement between 62nd and 63rd birthday, or death before 63rd birthday
21%	Participant’s retirement or death after 63rd birthday but before 64th birthday
24%	Participant’s retirement or death after 64th birthday but before 65th birthday
30%	Participant’s retirement or death after 65th birthday

The benefit rate is multiplied by the participant’s base salary for the twelve months prior to termination of employment to determine the annual payment amount. Because Mr. Giannopoulos is over 65 years of age, he is entitled to receive annual payments equal to 30% of his base salary for the 12 months prior to his termination of employment.

Based on his base salary for fiscal 2008, Mr. Giannopoulos would have received an annual benefit of $600,000 if his employment terminated on June 30, 2008.

As of June 30, 2008, the present value of accumulated benefits under the SERP for each of the named executive officers was as follows:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
A. L. Giannopoulos	SERP	N/A	3,656,221	0
Gary C. Kaufman	SERP	N/A	0	0
Thomas L. Patz	SERP	N/A	0	0
Jennifer Kurdle	SERP	N/A	0	0
Bernard Jammet	SERP	N/A	0	0

(1)
Assumptions used to measure present value of accumulated benefit as of June 30, 2008 are retirement on or after age 65, the named executive officer’s base salary remaining constant at fiscal year 2008 amounts and discount rate of 6.1%, which is based on the internal rate of return for a portfolio of high-quality bonds (Moody’s Aa Corporate bonds) with maturities that are consistent with projected future cash flows.

Nonqualified defined contribution and other nonqualified deferred compensation plans

We do not currently offer any nonqualified defined contribution or other nonqualified deferred compensation plans.

Potential Payments upon Termination

In this section, we describe payments that may be made to our named executive officers upon several events of termination, including termination in connection with a change in control, assuming the termination event occurred on June 30, 2008. The information in this section does not include information relating to the following:

• distributions under the SERP – see “Pension Benefits (Fiscal 2008) for information regarding this plan;

• other payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including under our 401(k) Retirement Plan.

Termination Payments under Employment Agreements

Pursuant to his employment agreement, if Mr. Giannopoulos is terminated other than for “good cause” or if he resigns for “good reason,” then he would be eligible to receive payment of all of the salary and target bonus payments provided for in his employment agreement for the period beginning on the date of termination of employment and ending on June 30, 2011.

Messrs. Kaufman and Patz, and Ms. Kurdle are entitled to certain benefits upon termination, in accordance with the terms of their employment agreements. If Messrs. Kaufman or Patz, or Ms. Kurdle, are terminated other than for “good cause” or if they resign for “good reason,” then the executive would be eligible to receive all base salary through the then-current expiration date of their employment agreement plus three times the target bonus for which they were eligible for the fiscal year in which their employment was terminated.

Under the employment agreements, “good cause” is generally defined as (i) felony conviction, (ii) a breach of the confidentiality or non-compete clauses in the agreements, or (iii) a material failure to perform the employee’s duties not cured within a specified notice-and-cure period. “Good Reason” is generally defined as (i) our assignment to the employee of material duties inconsistent with his position, (ii) our efforts to reduce the employee’s salary or target bonus, or fringe benefits without the consent of the employee, or (iii) our failure to obtain the agreement of any successor-in-interest to assume our obligations under the agreement.

Termination Payments in Connection with a Change of Control

Pursuant to his employment agreement, Mr. Giannopoulos is eligible to receive a termination payment equal to the aggregate balance of his salary and bonus for the remaining term of his Employment Agreement upon a change of control, which is occurs when a “person, firm or group … by virtue of his or their acquisition or ownership of at least twenty percent (20%) of the Common Stock of the Company, shall have the power to control and direct the management and business affairs of the Company.”

Under their employment agreements, Messrs. Kaufman and Patz are entitled to receive termination payments if the executive terminates his employment within 30 days following the change of control. Under their agreements, a change of control generally occurs (a) when a person or entity owns at least 40% or more of our voting stock, unless in a transaction in which MICROS becomes a subsidiary of another corporation, our shareholders immediately before the transaction beneficially own, immediately after the transaction, more than 60% of the voting power of the parent company, (b) the consummation of a merger or consolidation of MICROS with another corporation where the shareholders of MICROS immediately before the transaction will not own, immediately after the transaction at least 60% of the voting power of the resulting entity or where the members of the Board of Directors immediately before the transaction would not constitute a majority of the board immediately after the transaction, (c) a sale or other disposition of all or substantially all of our assets, or our liquidation or dissolution, or (d) a change in the board of directors such that a majority of the new members of the board are different than the directors who were members before the election, unless the election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors before the election. For each of Mr. Patz and Mr. Kaufman, the change of control payment equals 2.99 times the sum of (i) his highest annual base salary prior to his date of termination and (ii) his eligible target bonus for the fiscal year of his termination.

None of the named executive officers has any contractual entitlement to receive tax gross up payments in connection with a change in control payment.

The following table shows the amounts that under employment agreements with the named executive officers (other than Mr. Jammet, who does not have an employment agreement) would be paid to each named executive officer in case of the indicated termination of employment events, assuming that the termination occurred on June 30, 2008 (the last business day of fiscal 2008).

	Termination by Company			Resignation or Termination In Connection With a Control Change
Name	With Good Cause or Voluntary Resignation ($)	Without Good Cause ($)	Resignation for Good Reason ($)	Cash Payment ($)	Value of Unvested Options ($)(1)
A. L. Giannopoulos	0	8,700,000	8,700,000	8,700,000	0
Gary C. Kaufman	0	4,788,000	4,788,000	4,772,040	758,406
Thomas L. Patz	0	3,900,000	3,900,000	3,887,000	758,406
Jennifer Kurdle	0	2,046,000	2,046,000	0	318,750
Bernard Jammet	0	0	0	0	227,150

(1)
Under the terms of the 1991 Stock Option Plan, all options, including unvested options, are exercisable for 30 days prior to the termination of the Plan as a result of our dissolution or liquidation or upon a reorganization, merger or consolidation in which we are not the surviving corporation, or upon the sale of substantially all of our property to another corporation. Acceleration of the unvested options in the event of a change in control, as defined, is also provided in the individual option agreements with Messrs Kaufman and Patz. The value of acceleration of the unvested options represents the product of the difference between the closing price of our Common Stock as of June 30, 2008 and the option exercise price for those unvested option shares outstanding as of June 30, 2008, multiplied by the number of unvested options.

Other Amounts and Benefits Payable upon or in connection with Termination.

In accordance with the terms of his employment agreement, Mr. Giannopoulos and his spouse are entitled to continue to receive, for a period of up to ten years following the termination of expiration of his employment agreement, health insurance coverage through the Company in consideration of his or their payment to the Company of amounts equal to the full COBRA premiums in effect at that time. Also upon and after termination, Mr. Giannopoulos is entitled to the benefits referenced above under “Grants of Plan-Based Awards (Fiscal 2008).”

Director Compensation – Fiscal 2008

Directors other than Messrs. Giannopoulos and Mr. Brown receive a fee of $5,000 per quarter for Board service, and $1,500 for each Board meeting attended. In addition, each member of a Board committee receives an additional $1,500 for each committee meeting attended, and the Chairman of the Audit Committee receives an additional fee of $3,000 per quarter because he has additional review responsibilities and because he must also participate in certain financial review meetings with the Finance Department and PricewaterhouseCoopers LLP. The table below provides information regarding director compensation in fiscal 2008, which reflects the standard compensation described above. The table does not include compensation for reimbursement of travel expenses related to attending board and board committee meetings, or other reasonable out-of-pocket expenses arising from Board service.

During fiscal year 2008, Messrs. Giannopoulos and Brown were not compensated for service on the Board. See the Summary Compensation Table and other tables above for information regarding compensation of Mr. Giannopoulos, and “Certain Relationships and Related Party Transactions” below for information relating to our consulting agreement with Mr. Brown.

We have determined that any Director who is not “independent,” as defined by the rules of the NASDAQ Stock Market, shall not be entitled to receive any fees associated with serving on the Board of Directors, or any of its committees, other than reimbursement for actual and usual costs and expenses associated with Board service. Accordingly, neither Mr. Giannopoulos nor Mr. Brown received additional compensation for serving as directors during fiscal year 2008. Mr. Giannopoulos’ compensation is described above. Mr. Brown’s consulting agreement, which expired according to its terms effective June 30, 2008 is described below under Certain Relationships and Related Transactions.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Louis M. Brown, Jr.	0	N/A	N/A	N/A	N/A	N/A	0
B. Gary Dando	44,000	N/A	N/A	N/A	N/A	N/A	44,000
John G. Puente	36,500	N/A	N/A	N/A	N/A	N/A	36,500
Dwight S. Taylor	30,500	N/A	N/A	N/A	N/A	N/A	30,500
William S. Watson	36,500	N/A	N/A	N/A	N/A	N/A	36,500

Cash Compensation Detail

Name	Overall Board Service Fees ($)	Board Meeting Fees ($)	Audit Committee Fees ($)		Compensation Committee Fees ($)	Nominating Committee Fees ($)(2)	Total ($)
Louis M. Brown, Jr.	0	0	N/A		N/A	N/A	0
B. Gary Dando	20,000	6,000	18,000	(1)	N/A	N/A	44,000
John G. Puente	20,000	6,000	6,000		4,500	N/A	36,500
Dwight S. Taylor	20,000	6,000	N/A		4,500	0	30,500
William S. Watson	20,000	6,000	6,000		4,500	0	36,500

(1)	This consists of $1,500 for each of the four meetings convened, and the additional fee of $3,000 per quarter for serving as the chairman of the Audit Committee.
(2)	There were no Nominating Committee meetings during fiscal year 2008.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s financial statements and the financial reporting process, and for an assessment of the effectiveness of the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed with management and with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the audited financial statements for the fiscal year ended 2008. The Audit Committee has also discussed with the Company’s internal auditors and with PricewaterhouseCoopers LLP the overall scope of and plans for their respective audits.

The Audit Committee has met with the internal auditors and with PricewaterhouseCoopers LLP, separately and together, with and without management present, to discuss the Company’s financial reporting process and internal accounting controls in addition to the other matters required to be discussed by Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding that firm's communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm's independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended June 30, 2008, be included in the Company’s Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.

B. GARY DANDO (Chairman)
JOHN G. PUENTE and WILLIAM S. WATSON
Members of the Audit Committee

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective June 30, 1995, MICROS and Louis M. Brown, Jr., Vice Chairman of the Board, entered into a consulting agreement that, as amended, expired on June 30, 2008 according to its terms. Under that agreement, Mr. Brown was to provide on the average 20 hours per week of consulting services to us in exchange for a base consulting fee of $250,000 per year plus an annual target bonus. During fiscal 2008, we compensated Mr. Brown $250,000 for consulting fees, with an additional annual bonus of $150,000.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2)

The Audit Committee of the Company’s Board of Directors has selected the firm of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2009. The ratification of its selection is to be voted upon at the Annual Meeting. PwC has served in this role since August 1990, and its selection was ratified by the shareholders at the last Annual Meeting. It is expected that representatives of PwC will be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if they so desire. If the shareholders do not ratify the Audit Committee’s selection of PwC, the Audit Committee will consider the selection of another independent registered public accounting firm.

The following is a summary of PwC fees incurred by the Company for fiscal years 2008 and 2007 for audit and other professional services:

	2008	2007
AUDIT FEES include fees for the annual audit of the consolidated financial statements and of the effectiveness of the company’s internal control over financial reporting, the review of interim consolidated financial statements, required statutory audits of certain foreign subsidiaries and assistance with SEC filings	$3,248,310	$2,989,620
AUDIT RELATED FEES	0	0
TAX FEES include fees for assistance with foreign tax matters	19,315	98,304
ALL OTHER FEES include license fees for online financial reporting and assurance literature	2,400	10,321
TOTAL FEES	$3,270,025	$3,098,245

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2009 fiscal year.

AMENDMENT TO THE 1991 STOCK OPTION PLAN
(INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN)
(PROPOSAL 3)

Introduction

The MICROS Systems, Inc. 1991 Stock Option Plan (the “1991 Option Plan”) was initially approved by shareholders at the 1991 Annual Meeting. Past amendments approved by shareholders have increased the number of shares authorized for issuance under the 1991 Option Plan to 34,000,000, after giving effect to stock splits effected in the form of stock dividends. At this Annual Meeting, the shareholders will consider the adoption of an amendment to the 1991 Option Plan to authorize the issuance of an additional 1,200,000 shares of Common Stock under the 1991 Option Plan. The increase is being requested to assure that the Company has a sufficient number of options available to compensate, reward and provide incentives to current employees, and also to recruit new employees.

If this proposal is approved by the shareholders at the 2008 Annual Meeting, the total number of shares reserved for issuance under the plan will increase to 35,200,000. As of September 30, 2008, 24,818,062 shares have been issued upon exercise of options and 3,375,928 shares underlie currently exercisable options. As of September 30, 2008, the closing market price for the Company’s Common Stock was $26.66 per share.

The Company last sought and obtained the approval of the shareholders to authorize additional shares of Common Stock at the 2007 Annual Meeting of Shareholders. The affirmative vote of a majority of all votes cast by shareholders at the Annual Meeting is required to adopt the amendment to the 1991 Option Plan. The principal features of the 1991 Option Plan are summarized below. The summary is qualified by reference to the complete text of the 1991 Option Plan, which is attached as Exhibit A (the Exhibit reflects the amendment described above).

Purpose

The main purposes of the 1991 Option Plan are: (i) to provide a performance incentive to certain officers and other key employees of the Company and its subsidiaries so that they may acquire a (or increase their) proprietary interest in the Company and (ii) to encourage those officers and key employees to remain in the employ of the Company and its subsidiaries. In addition, non-employee Directors may participate in the 1991 Option Plan.

Administration

The 1991 Option Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors (the “Administrating Committee”). Currently, the Compensation Committee of the Board of Directors serves as the Administrating Committee. The members of the Administrating Committee must be “non-employee directors” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Administrating Committee determines the persons to whom options are granted, the terms of the options and the number of shares covered by each option, vesting conditions, and other terms of the option.

Duration, Amendment and Termination

The 1991 Option Plan became effective as of September 23, 1991, and currently will terminate on December 31, 2010, unless sooner terminated by the Board of Directors. In addition to the power to terminate the 1991 Option Plan at any time, the Board of Directors also has the power to amend the 1991 Option Plan; provided, no amendment to the 1991 Option Plan may be made without shareholder approval if the amendment would (i) change the minimum option prices set forth in the 1991 Option Plan, (ii) increase the maximum term of options, (iii) materially increase the benefits accruing to the participants under the 1991 Option Plan, (iv) materially increase the number of shares of Common Stock that may be subject to options under the 1991 Stock Option Plan, or (v) materially modify the requirements as to eligibility under the 1991 Option Plan.

Eligibility

The 1991 Option Plan provides for the grant of options to non-employee directors, officers and other key employees of the Company and its subsidiaries. As described below, non-employee directors may be granted only non-qualified options. In fiscal year 2008, 145 officers and other key employees had been granted options under the 1991 Option Plan. All full-time salaried employees are eligible to receive options, as well as all officers of the Company and any non-employee directors. As of June 30, 2008, we employed 4,619 full-time employees.

Awards under the 1991 Option Plan

The 1991 Option Plan provides for the grant of incentive stock options as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and other options, which are referred to as “non-qualified” options. If an option expires without being exercised in full, the shares of Company Common Stock underlying options that were not exercised are again available for grant under the 1991 Option Plan. The type and term of each option granted under the 1991 Option Plan are determined by the Administrating Committee. The option price per share cannot be less than the fair market value of the Company’s Common Stock at the date of grant of the option. Fair market value is equal to the last sale price on the date of grant reported for the Common Stock on the NASDAQ Stock Market. An option may contain other provisions not inconsistent with the terms of the 1991 Option Plan that the Administrating Committee deems appropriate, including a term that enables the Company to purchase an option for cash.

Exercise of Options

An option may be exercised by an optionee by delivery to the Company of the exercise price, which must be paid either: (i) in cash or check; or (ii) at the discretion of the Administrating Committee, by delivery of previously owned shares of Common Stock or by a combination of cash and Common Stock. The term of an option may not exceed ten years. An option is exercisable in such installments and at such times during its term as determined by the Administrating Committee. With respect to incentive stock options, the aggregate fair market value of shares underlying options that first may become exercisable by an optionee during any year may not exceed $100,000.

Termination of Employment

Except as otherwise determined by the Administrating Committee, the following terms will apply upon an optionee’s termination of employment or service as a non-employee Director.

• If the optionee’s employment (or service as a non-employee Director) terminates by reason of death, all options granted at least one year prior to death become fully exercisable and may be exercised by the optionee’s estate within one year after the date of such death but not later than the date on which the options would otherwise expire. An “optionee’s estate” means the optionee’s legal representative or any person who acquires the right to exercise an option by reason of the optionee’s death.

• If the optionee’s employment (or service as a non-employee Director) is terminated as a result of disability, all options become fully exercisable and may be exercised within one year after termination but not later than the date on which the options would otherwise expire.

• If an optionee retires on or after age 62, all options become fully exercisable and may be exercised for a period of three months after such retirement, but not later than the date on which the options would otherwise expire; if the optionee dies during the three month period, the optionee’s estate may exercise the option until the first anniversary of the date of the optionee’s termination, but no later than the date on which such options would otherwise expire.

• If an optionee’s employment (or service as a non-employee Director) terminates other than for retirement, death or disability, the options, to the extent exercisable as of the date of termination, may be exercised at any time during the thirty (30) day period immediately following the date of termination, but not after the date on which such options would otherwise expire. However, if termination is on account of misconduct or any act that is adverse to the Company, all options expire as of the date of termination.

Restriction on Transfer

Options are transferable only by will or by the laws of descent and distribution. During an optionee’s lifetime, an option may be exercised only by the optionee.

Federal Income Tax Treatment

Incentive Stock Options - Incentive stock options under the 1991 Option Plan are intended to meet the requirements of Section 422 of the Code. There are no tax liabilities to the optionee upon the grant of an incentive stock option. In general, if an optionee acquires stock upon the exercise of an incentive stock option, no taxable income will result upon such exercise and the Company will not be allowed a deduction as a result of such exercise provided the optionee makes no disposition of the stock within two years from the date of grant and one year after the option is exercised. The basis to the optionee of shares acquired on the exercise of an incentive stock option will be equal to the exercise price. Any gain or loss realized upon the sale of the shares acquired will be treated as capital gains or loss, as applicable. If the optionee fails to satisfy the one- or two-year holding periods described above, the optionee will be treated as having received ordinary income at the time of the disposition of the stock generally equal to the excess of the value of the stock on the date of exercise (or, if less, the amount realized from the disposition) over the exercise price. Any gain in excess of the amount treated as ordinary income will be treated as capital gain. The Company will be entitled to a deduction for the amount taxable to the optionee as ordinary income. Although the exercise of an incentive stock option will not result in regular income tax liability to an optionee, it may subject the optionee to alternative minimum tax liability.

Non-Qualified Options - There are no tax liabilities to the optionee upon the grant of a non-qualified option. In general, an optionee who exercises a non-qualified option will recognize ordinary income in an amount equal to excess of the fair market value of the shares on the date of exercise over the exercise price, and the Company will be entitled to a deduction in the same amount. The optionee’s basis in such shares will generally be the fair market value on the date of exercise, and when the optionee disposes of the shares, he or she will recognize capital gain or loss.

The Board of Directors recommends a vote FOR the proposal to amend the MICROS Systems, Inc. 1991 Stock Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and Directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the U.S. Securities and Exchange Commission (“SEC”).

To our knowledge, based on information provided to us, Directors and greater than 10% beneficial owners have satisfied applicable filing requirements for fiscal year 2008.

EQUITY COMPENSATION PLAN INFORMATION

	As of June 30, 2008
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans
approved by security holders	6,246,928	$22.46	3,068,537

Equity compensation plans not
approved by security holders	N/A	N/A	N/A

Total	6,246,928	$22.46	3,068,537

SUBMISSION OF SHAREHOLDER PROPOSALS

Any proposals submitted by Shareholders for inclusion in the Company’s proxy statement and proxy for the 2009 Annual Meeting of Shareholders of the Company must be addressed to the attention of the Corporate Secretary c/o MICROS Systems, Inc., 7031 Columbia Gateway Drive, Columbia, Maryland 21046, and received no later than June 19, 2009. Such proposals must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

In connection with any proposal submitted by a Shareholder for consideration at the 2009 Annual Meeting of Shareholders, other than proposals submitted for inclusion in the Company’s proxy statement and proxy, the persons named in the form of proxy provided by the Company may exercise discretionary voting authority with respect to proxies solicited for that meeting, without inclusion in the proxy statement of advice on the nature of the matter and how such persons intend to vote on the proposal, if appropriate notice of the stockholder’s proposal is not received by the Company at the address included in the preceding paragraph by September 3, 2009.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those discussed herein that are to be presented for action at the Annual Meeting. If any other business properly comes before the Annual Meeting, the persons named in the accompanying form of proxy will vote in regard to those matters according to their discretion.

By Order of the Board of Directors,

Columbia, Maryland	/s/Thomas L. Patz
October 18, 2008	Thomas L. Patz, Executive Vice President,
Strategic Initiatives, General Counsel and
Corporate Secretary

EXHIBIT A
MICROS SYSTEMS, INC.
1991 STOCK OPTION PLAN
(REFLECTING PROPOSED AMENDMENTS)

1. PURPOSE OF PLAN. The purpose of the MICROS Systems, Inc. 1991 Stock Option Plan, as amended (the “Plan”), is to serve as a performance incentive and to encourage the ownership of MICROS Systems, Inc. (the “Company”) stock by key employees of the Company and its subsidiaries (including officers and directors) so that the person to whom the option is granted may acquire a (or increase his or her) proprietary interest in the Company and its subsidiaries and in order to encourage such person to remain in the employ of the Company or its subsidiaries. In addition, nonemployee directors may participate in the Plan as provided herein. Options granted pursuant to the Plan may consist of incentive stock options (“ISOs”) (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) and nonqualified options.

2. ADMINISTRATION. The Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors; except that if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors. The Committee shall consist of not less than two (2) members of the Board of Directors. Members of the Committee shall be “non-employee directors” (within the meaning of Rule 240.16(b)-3 of the Securities and Exchange Commission). The Committee shall determine the purchase price of the stock covered by each option, the employees and nonemployee directors to whom, and the time or times at which, options shall be granted, the number of shares to be covered by each option, and the term of each option. In addition, the Committee shall have the power and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan. If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3. EFFECTIVENESS AND TERMINATION OF PLAN.

(a) The Plan shall become effective as of September 23, 1991.

(b) This Plan shall terminate on the earliest of (i) December 31, 2010, (ii) the date when all shares of the Company’s Common Stock (the “Shares”) reserved for issuance under the Plan have been acquired through the exercise of options granted under the Plan, or (iii) such earlier date as determined by the Board of Directors. Any option outstanding under the Plan at the time of the Plan’s termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

4. GRANTEES. Subject to Section 2, options may be granted to key employees (including directors and officers) and nonemployee directors of the Company and its subsidiaries as determined by the Committee (each such employee or director, a “Grantee”); provided, however, ISOs shall only be granted to employees.

5. THE SHARES. Subject to Section 7, the aggregate number of Shares which may be issued under the Plan shall be 35,200,000. Such number of Shares may be set aside out of the authorized but unissued Common Stock not reserved for any other purpose or out of Common Stock held in or acquired for the treasury of the Company. If all or part of an expired option is unexercised, the Shares which were not exercised may again be available for grant under the Plan.

6. GRANT, TERMS AND CONDITIONS OF OPTIONS. Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Except as hereinafter provided, options granted pursuant to the Plan shall be subject to the following terms and conditions.

(a) Price. The purchase price of the Shares subject to an option shall be no less than the fair market value of the Shares at the time of grant; provided, however, if an ISO is granted to a person owning Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company as defined in Section 422 of the code (“10% Shareholder”), the purchase price shall be no less than 110% of the fair market value of the Shares. The fair market value of the Shares shall be determined by and in accordance with procedures to be established by the Committee, whose determination shall be final. If the Common Stock is admitted to trading on a national securities exchange on the date the option is granted, fair market value shall not be less than the last sales price reported for the Common Stock on such exchange on such date or on the last date preceding such date on which a sale was reported. Except as set forth in the following sentence, the exercise price shall be paid in full in United States dollars in cash or by check at the time of exercise. At the discretion of the Committee, the exercise price may be paid (i) by delivery of Common Stock already owned by, and in possession of, the Grantee; (ii) by delivery of any combination of United States dollars or Common Stock or (iii) through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or any successor regulation of the agency then responsible for administering margin regulations pertaining to securities brokers.

(b) Limit on Incentive Option Amount. Notwithstanding any provisions contained herein to the contrary, the Shares covered by an ISO granted to a Grantee which are exercisable for the first time during any calendar year shall not exceed the $100,000 limitation in Section 422 of the Code.

(c) Duration and Exercise of Options. An option may be granted for a term as determined by the Committee but not exceeding ten (10) years from the date of grant; provided, however, the term of an ISO granted to a 10% Shareholder may not exceed five (5) years. Options shall be exercised at such time and in such amounts (up to the full amount thereof) as may be determined by the Committee at the time of grant. If an option is exercisable in installments, the Committee shall determine what events, if any, will accelerate the exercise of the option.

The Plan shall be subject to approval by the Company’s shareholders within one (1) year from the date on which it was adopted. Prior to such shareholder approval, options may be granted under the Plan, but any such option shall not be exercisable prior to such shareholder approval. If the Plan is not approved by the Company’s shareholders, the Plan shall terminate and all options theretofore granted under the Plan shall terminate and become null and void.

(d) Termination of Employment. Except as otherwise determined by the Committee, upon the termination of a Grantee’s employment (or service as a nonemployee director), the Grantee’s rights to exercise an option shall be as follows:

i) If the Grantee’s employment (or service as a nonemployee director) is terminated on account of total and permanent disability (pursuant to the Company’s long-term disability plan for Grantees who are employees) and as defined in Section 22(e)(3) of the Code), any option shall become fully (100%) vested as of the date of termination and may be exercised by the Grantee (or by the Grantee’s estate if the Grantee dies after termination) at any time within one (1) year after termination on account of disability but in no event after the expiration of the term of the option.

ii) In the case of a Grantee whose employment (or service as a nonemployee director) is terminated by death, any option shall become fully (100%) vested as of the date of death and the Grantee’s estate shall have the right for a period of one (1) year following the date of such death to exercise the option but in no event after the expiration of the term of the option.

iii) In the case of a Grantee who retires from the Company and its subsidiaries after attaining age 62, an option shall become fully (100%) vested as of the date of retirement and the Grantee may, within the three-month period following retirement, exercise such option but in no event after the expiration of the term of the option. If the Grantee dies during such three-month period, the Grantee’s estate may exercise such option during the period ending on the first anniversary of the Grantee’s retirement but in no event after the expiration of the term of the option.

iv) In the case of a Grantee whose employment with the Company and its subsidiaries (or service as a nonemployee director) is terminated for any reason other than death, disability or retirement, the Grantee (or the Grantee’s estate in the event of the Grantee’s death after such termination) may, within the 30-day period following such termination, exercise an option to the extent the right to exercise had accrued prior to such termination but in no event after the expiration of the term of the option. Notwithstanding the foregoing, if the Grantee’s termination of employment is on account of misconduct or any act that is adverse to the Company, the Grantee’s option shall expire as of the date of termination of employment.

v) A Grantee’s “estate” shall mean the Grantee’s legal representative or any person who acquires the right to exercise an option by reason of the Grantee’s death. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee’s death or disability and to supply it with a copy of the will (in the case of the Grantee’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an option. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

(e) Transferability of Option. Options shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Grantee’s lifetime only by the Grantee.

(f) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, an option shall be evidenced by such form of agreement as is approved by the Committee, and consistent with the terms hereof. Notwithstanding the foregoing, no modification of an option shall, without the consent of the Grantee, alter or impair any rights or obligations under any option theretofore granted under the Plan nor shall any modification be made which shall adversely affect the status of an ISO as an incentive stock option under Section 422 of the Code.

(g) Minimum Number of Shares. The minimum number of Shares for which an option may be exercised at any time shall be 100 shares, unless the unexercised portion of the option covers a lesser number of Shares.

(h) Maximum Number of Shares. Subject to adjustments as provided in Section 7(a) hereof, the maximum number of Shares subject to options that may be granted hereunder during any one fiscal year of the Company to any one individual shall be limited to 200,000 Shares.

(i) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate, including a provision permitting the Company or a subsidiary to reacquire an option for cash, provided that any cash payment is in an amount per share not in excess of the difference between the closing fair market value of the share on the day of acquisition and the option exercise price of the share being acquired.

7. CAPITAL STRUCTURE CHANGES.

(a) If the outstanding shares of the Company’s Common Stock are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, the Board of Directors shall make appropriate and proportionate adjustments in the number, kinds and limits of shares available for options pursuant to the Plan or subject to any outstanding options and in the purchase price therefore. The determination of the Board of Directors as to such adjustments shall be conclusive.

(b) Fractional Shares resulting from any adjustment in options pursuant to Section 7 shall be eliminated at the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional Shares eliminated by rounding. Notice of any adjustments shall be given by the Committee to each Grantee whose option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(c) Upon dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon the sale of substantially all of the property of the Company to another corporation, the Plan and options issued thereunder shall terminate, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor employer corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options shall be exercisable in full for at least 30 days prior to the termination date whether or not otherwise exercisable during such period.

(d) Options may be granted under this Plan from time to time in substitution for similar options held by employees of corporations who become or are about to become employees of the Company or a subsidiary as the result of a merger or consolidation, the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of the fifty percent (50%) or more of the stock of the employing corporation causing it to become a subsidiary.

8. SECURITIES LAW REQUIREMENTS. No option granted pursuant to this Plan shall be exercisable in whole or in part nor shall the Company be obligated to sell any Shares subject to any such option if such exercise or sale, in the opinion of counsel for the Company, violates the Securities Act of 1933 (or other federal or state statutes having similar requirements). Each option shall be subject to the further requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Shares subject to such option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such option or the issuance of Shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee may require each person purchasing Shares pursuant to an option to represent to and agree with the Company in writing that he is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9. AMENDMENTS. The Board of Directors may amend or terminate the Plan in whole or in part as it deems appropriate and proper; provided, however, except as provided in Section 7, (i) without shareholder approval no action may be taken which changes the minimum option price, increases the maximum term of options, materially increases the benefits accruing to Grantees under the Plan, materially increases the number of Shares which may be subject to options pursuant to this Plan, or materially modifies the requirements as to eligibility for participation hereunder, and (ii) without the consent of the Grantee, no action may be taken which adversely affects the rights of such Grantee concerning an option.

10. NO EMPLOYMENT RIGHT. Neither this Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an officer or employee of the Company or any of its subsidiaries.

11. INDEMNIFICATION. Each person who is or at any time serves as a member of the Board of Directors or the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to this Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person’s own behalf. The foregoing persons may be entitled to other indemnities under the charter or by-laws of the Company or any of its subsidiaries, as a matter of law, or under any power that the Company or a subsidiary may have.

12. GOVERNING LAW. Except to the extent preempted by federal law, all matters relating to this Plan or to options granted hereunder shall be governed by the laws of the State of Maryland.

13. EXPENSES; PROCEEDS. The expenses of implementing and administering this Plan shall be borne by the Company and its subsidiaries. Proceeds from the sale of Common Stock under the Plan shall constitute general funds of the Company.

14. TITLES AND HEADINGS. The titles and headings of the Sections in this Plan are for convenience of reference only; in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.